Exhibit 99.1

WESTMORELAND COAL COMPANY 9540 South Maroon Circle, Suite 200 Englewood, Colorado 80112 (855) 922-6463 Telephone
NEWS RELEASE
Westmoreland Announces Pricing of Common Stock Offering

Englewood, CO - July 10, 2014 - Westmoreland Coal Company (NasdaqGM:WLB) (the “Company”) announced today that it priced its previously-announced underwritten public offering of 1,464,789 shares of common stock at $35.50 per share. The offering is expected to close on July 16, 2014, subject to customary closing conditions. The Company also granted the underwriters a 30-day option to purchase up to 219,718 additional shares of common stock.

The Company intends to use the net proceeds from this offering, including the net proceeds from any exercise of the underwriters’ option to purchase additional shares, for general corporate purposes and to increase its overall financial flexibility in order to pursue its organic and acquisition growth strategy.

BMO Capital Markets and Deutsche Bank Securities acted as joint book-running managers and Brean Capital and Imperial Capital acted as co-managers for the offering. When available, a copy of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained by contacting:

BMO Capital Markets, Attention: Prospectus Department., 3 Times Square, New York, NY 10036, by calling (800)-414-3627 or by email at bmoprospectus@bmo.com; or

Deutsche Bank Securities, Attention: Prospectus Group, 60 Wall Street, New York, NY 10005, by calling (800)-503-4611 or by email at prospectus.cpdg@db.com.

You may also obtain these documents free of charge when they are available by visiting the Securities and Exchange Commission’s website at www.sec.gov.

The shares of common stock are being offered and will be sold pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This offering is being made only by means of a prospectus supplement and the accompanying base prospectus.

About Westmoreland Coal Company

Westmoreland Coal Company is the oldest independent coal company in the United States. The Company’s coal operations include sub-bituminous and lignite coal mining in the Western United States and Canada. Its power operations include ownership of the two-unit ROVA coal-fired power plant in North Carolina.

Forward-Looking Statements

This press release contains forward-looking statements as defined under the federal securities laws, including statements regarding the intended use of offering proceeds and other aspects of the common stock offering. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond the Company’s control, including market conditions, customary offering closing conditions and other factors described in the prospectus supplement and accompanying base prospectus for the offering. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission and in the prospectus supplement and accompanying base prospectus for the offering. The statements herein speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result new information, future events or otherwise.

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Contact: Kevin Paprzycki (855) 922-6463